UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 15, 2010 (December 10, 2010)

I-WEB MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54012 (Commission File Number)	27-2506234 (I.R.S. Employer Identification No.)

1 International Boulevard, Suite 400
Mahwah, NJ  07495
(Address of principal executive offices)  (zip code)

(201) 512-8732
(Registrant’s telephone number, including area code)

706 Hillcrest Drive
Richmond, Texas  77469
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These statements are based on management’s beliefs and assumptions, and on information currently available to management.  Forward-looking statements include the information concerning possible or assumed future results of operations of the Company  Forward-looking statements also include statements in which words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “consider,” or similar expressions are used.

Forward-looking statements are not guarantees of future performance.  They involve risks, uncertainties, and assumptions.  The Company’s future results and shareholder values may differ materially from those expressed in these forward-looking statements.  Readers are cautioned not to put undue reliance on any forward-looking statements.

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

New Horizon Transaction

On December 8, 2010, we entered into an Asset Purchase Agreement with New Horizon, Inc., a Texas corporation (the “New Horizon Agreement”).  On December 9, 2010, the transactions contemplated by the New Horizon Agreement closed (the “Closing”).  Pursuant to the New Horizon Agreement, we acquired certain assets from New Horizon, including the right to receive any proceeds New Horizon is entitled to receive from the sale of the Myself® pelvic muscle trainer.  The calculation of the amounts we are entitled to receive from the sales of the Myself® pelvic muscle trainer are listed on Exhibit A to the New Horizon Agreement, which is attached hereto as Exhibit 10.8.

Under the New Horizon Agreement, as consideration for the Asset, we agreed to issue to New Horizon the following: (i) a convertible promissory note in the principal amount of Two Million Dollars ($2,000,000), convertible into our common stock at the conversion ratio of One Dollar Fifty Cents ($1.50) per share, with the option by us to pay the note with our common stock in lieu of cash at the rate of one shares of our common stock per One Dollar ($1) being paid (see Exhibit 10.2, attached hereto); (ii) Four Million (4,000,000) shares of our common stock, restricted in accordance with Rule 144; and (iii) Three Million (3,000,000) shares of a new series of preferred stock (the “Series B Convertible Preferred Stock”) to be created by us, restricted in accordance with Rule 144, with the following rights and preferences: (i) dividend rights equal to the dividend rights of our common stock; (ii) liquidation preference over our common stock and equal to that of our Series A Convertible Preferred Stock; (iii) each share of Series B Convertible Preferred Stock will be convertible into five (5) shares of our common stock; (iv) no redemption rights; (v) no call rights by us; and (vi) each share of Series B Convertible Preferred Stock will have one (1) vote on all matters validly brought to our common stockholders, with the other rights and preferences to be determined by the our Board of Directors.  Under the terms of the New Horizon Agreement we may be obligated to issue up to an additional Two Million (2,000,000) shares of our common stock and One Million Five Hundred Thousand (1,500,000) shares of the Series B Preferred Stock, with the exact number of additional shares to be issued, if any, being dependent upon the fair market value of our common stock in July 2012, as set forth in the New Horizon Agreement.

RWIP Transaction

On December 10, 2010, we entered into an Asset Purchase Agreement with RWIP, LLC, an Oregon limited liability company (the “RWIP Agreement”).  On December 13, 2010, the transactions contemplated by the RWIP Agreement closed (the “Closing”).  Pursuant to the RWIP Agreement, we acquired certain assets from RWIP, including a patent application and related rights for a novel medical applicator that is capable of delivering medicants and internal devices within the body in an atraumatic fashion (meaning without producing injury or damage).  The description of the assets is listed on Exhibit A to the RWIP Agreement, which is attached hereto as Exhibit 10.11.

Under the RWIP Agreement, as consideration for the Asset, we agreed to issue the following: (i) a convertible promissory note in the principal amount of One Hundred Twenty Five Thousand Dollars ($125,000), convertible into our common stock at the conversion ratio of One Dollar Fifty Cents ($1.50) per share, (ii) a warrant to purchase One Hundred Fifty Thousand (150,000) shares of our common stock, restricted in accordance with Rule 144, with an exercise price of Two Dollars ($2) per share, and (iii) royalties equal to Twenty Percent (20%) of the net income (revenue minus expenses) received by us in connection with the assets purchased from RWIP (in order to calculate this amount the revenue and expenses related to the RWIP assets will be calculated separately from our other business assets).

Consulting Agreement

On December 13, 2010, we entered into a Consulting Agreement with RWIP, LLC, under which RWIP, LLC is to provide a variety of services, including testing, development, marketing, and selling products based on the medical applicator asset.  Under the terms of the agreement, we are obligated to pay RWIP, LLC, an upfront $30,000 retainer and then $10,000 per month cash for the next twelve (12) months, assuming certain performance thresholds are met by RWIP with regards to developing the assets.

ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 9, 2010, we closed the transaction that is the subject of the New Horizon Agreement, and on December 13, 2010, we closed the transaction that is the subject of the RWIP Agreement.  Pursuant to the New Horizon Agreement and the RWIP Agreement we acquired certain assets of New Horizon and RWIP, respectively, as described herein.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report, on December 9, 2010 and December 13, 2010, we acquired certain assets of New Horizon and RWIP, respectively, as described herein.

Prior to these acquisitions we were a shell company.  Following these acquisitions we are no longer a shell company, and as a result we need to file certain information regarding our new assets and operations.

Accordingly, we are providing the following information in this Current Report.

DESCRIPTION OF BUSINESS

History and Development of the Company

I-Web Media, Inc. was incorporated in Delaware on April 29, 2010.  At the time of our incorporation we were a website design service company, but have never had any material operations.  On October 28, 2010, the holder of the majority of our common stock, as well as one of our officers and directors, Mr. Kenneth S. Barton, entered into an Agreement to Purchase Common Stock with Rockland Group, LLC, a Texas limited liability company (“Rockland”), under which Rockland agreed to purchase an aggregate of 10,000,000 shares of our common stock from Mr. Barton in exchange for $250,000.  These shares represent approximately 90% of our outstanding common stock.  The transaction closed November 3, 2010.  We were a party to the Agreement for the purpose of acknowledging certain representations and warranties about the company in the Agreement.

As a result of the Agreement to Purchase Common Stock between Mr. Barton and Rockland, all of our officers and one of our directors resigned immediately, and we appointed one new director and retained new executive officers.  In addition, we changed our business focus from a website design service company to one focusing on investments and purchasing opportunities primarily in products and companies involved in the emerging and important market segments of clean and renewable energy, medical technology, nanotechnology, and environmentally-friendly (green) waste management.

On November 19, 2010, we filed a Preliminary 14-C Information Statement, and on December 7, 2010, we filed a Definitive 14-C Information Statement, which was subsequently mailed to our shareholders, for the purpose of effectuating the following: (i) appointing two additional members to our Board of Directors; (ii) amending and restating our Articles of Incorporation to change our name to Heartland Bridge Capital, Inc. and increasing our authorized common stock from 100,000,000 shares to 250,000,000 shares; (iii) amending and restating our Bylaws; (iv) changing our fiscal year from March 31st to December 31st; and (v) authorizing our Board of Directors to effectuate a future forward stock split of our common stock if they deem it in the best interests of the company.  We believe these matters will go effective on December 29, 2010.

On December 8, 2010, we entered into an Asset Purchase Agreement with New Horizon, Inc., a Texas corporation (the “New Horizon Agreement”).  On December 9, 2010, the transactions contemplated by the New Horizon Agreement closed (the “Closing”).  Pursuant to the New Horizon Agreement, we acquired certain assets from New Horizon, including the right to receive any proceeds New Horizon is entitled to receive from the sale of the Myself® pelvic muscle trainer.  The calculation of the amounts we are entitled to receive from the sales of the Myself® pelvic muscle trainer are listed on Exhibit A to the New Horizon Agreement, which is attached hereto as Exhibit 10.8.

Under the New Horizon Agreement, as consideration for the Asset, we agreed to issue to New Horizon the following: (i) a convertible promissory note in the principal amount of Two Million Dollars ($2,000,000), convertible into our common stock at the conversion ratio of One Dollar Fifty Cents ($1.50) per share, with the option by us to pay the note with our common stock in lieu of cash at the rate of one share of our common stock per One Dollar ($1) being paid (see Exhibit 10.2, attached hereto); (ii) Four Million (4,000,000) shares of our common stock, restricted in accordance with Rule 144; and (iii) Three Million (3,000,000) shares of a new series of preferred stock (the “Series B Convertible Preferred Stock”) to be created by us, restricted in accordance with Rule 144, with the following rights and preferences: (i) dividend rights equal to the dividend rights of our common stock; (ii) liquidation preference over our common stock and equal to that of our Series A Convertible Preferred Stock; (iii) each share of Series B Convertible Preferred Stock will be convertible into five (5) shares of our common stock; (iv) no redemption rights; (v) no call rights by us; and (vi) each share of Series B Convertible Preferred Stock will have one (1) vote on all matters validly brought to our common stockholders, with the other rights and preferences to be determined by the our Board of Directors.  Under the terms of the New Horizon Agreement we may be obligated to issue up to an additional Two Million (2,000,000) shares of our common stock and One Million Five Hundred Thousand (1,500,000) shares of the Series B Preferred Stock, with the exact number of additional shares to be issued, if any, being dependent upon the fair market value of our common stock in July 2012, as set forth in the New Horizon Agreement.

On December 10, 2010, we entered into an Asset Purchase Agreement with RWIP, LLC, an Oregon limited liability company (the “RWIP Agreement”).  On December 13, 2010, the transactions contemplated by the RWIP Agreement closed (the “Closing”).  Pursuant to the Agreement, we acquired certain assets from RWIP, including a patent for a revolutionary tampon applicator.  The description of the assets is listed on Exhibit A to the RWIP Agreement, which is attached hereto as Exhibit 10.11.

Under the RWIP Agreement, as consideration for the Asset, we agreed to issue the following: (i) a convertible promissory note in the principal amount of One Hundred Twenty Five Thousand Dollars ($125,000), convertible into our common stock at the conversion ratio of One Dollar Fifty Cents ($1.50) per share, (ii) a warrant to purchase One Hundred Fifty Thousand (150,000) shares of our common stock, restricted in accordance with Rule 144, with an exercise price of Two Dollars ($2) per share, and (iii) royalties equal to Twenty Percent (20%) of the net income (revenue minus expenses) received by us in connection with the assets purchased from RWIP (in order to calculate this amount the revenue and expenses related to the RWIP assets will be calculated separately from our other business assets).

Myself® Cash Flow

As a result of our transaction with New Horizon, Inc., described above, we purchased the right to receive New Horizon’s distributions from sales of the Myself® pelvic muscle trainer.  We did not acquire the product or any equity in the company that owns the Myself® pelvic muscle trainer; we purchased the rights to receive certain distributions based on the revenue generated by sales of the Myself® pelvic muscle trainer.  The calculation of the amounts we are entitled to receive from the sales of the Myself® pelvic muscle trainer are listed on Exhibit A to the New Horizon Agreement, which is attached hereto as Exhibit 10.8.

Products and Services

As noted above, we purchased a right to receive certain distributions based on the sales of the Myself® pelvic muscle trainer, we do not own the product itself or any equity in the consumer products company that is the owner of the Myself® pelvic muscle trainer.  However, we believe some information regarding the Myself® pelvic muscle trainer will better allow investors and shareholders to understand the product upon which our revenue stream right is based.

The Myself® pelvic muscle trainer is the first FDA cleared, non-prescription product available direct to the consumer for the treatment of female incontinence.  This innovative device may provide some consumers a truly “curative” private solution to female incontinence.  The product is a home-use biofeedback product with proprietary technology that allows a woman to successfully strengthen her pelvic floor muscles on her own.  In addition to urinary incontinence, the Myself® product is an effective therapeutic choice for a number of other pelvic floor weakness-related conditions affecting millions of women.  These include conditions arising out of pregnancy, menopausal symptoms, pelvic organ relaxation, and female sexual dysfunction.

The Urinary Incontinence Marketplace; Customers

According to various market studies related to female incontinence:
-	over 1 in 3 women experience urinary incontinence at least once a month
-	over 40% of women experience sexual dissatisfaction
-	an estimated 37 million women suffer from menopausal symptoms
-	over 38% of women ages 50-79 have some form of prolapse
-	approximately 15% of women of age 18-50 experience chronic pelvic pain
-	over 95% of adult women suffer from occasional vaginal dryness or more frequent vaginal discomfort symptoms

As a result of the above figures, the marketplace for female incontinence medical devices, especially ones that can be purchased over the counter and used at home for such a personal matter, is substantial.  It is estimated that the prevalence of female incontinence rises to 30-40% of all women around middle age and then steadily increases with aging (30% to 50% in elderly women)1.  These statistics, combined with the fact the U.S. Census estimates that the number of women over 40 in the United States will increase from 63 million today to 80 million in 2020, point to a very significant market potential for the Myself® product.

Competition

The Myself® product represents a new category of product in its primary market segments and, as a result, direct competitive efforts have yet to evolve.  For the majority of women suffering from urinary incontinence that do not seek medical intervention, their over-the-counter options consist primarily of diapers or pads.  Diapers carry a social stigma and are usually incompatible with an active lifestyle.  Pads are a more discreet option, but are not as protective and they may still emit an embarrassing odor.  A year’s use of adult diapers can cost an individual more than $2,000.

1 Kathryn Burgio, “Prevalence, Incidence, and Correlates of Urinary Incontinence in Healthy, Middle-Age Women,” J Urology, 146:1255-1259, Nov 1991(http://www.medscape.com/viewarticle/462756).

Low-tech, consumer-oriented pelvic muscle strengthening gadgets are available.  These include intra-vaginal weights and spring-loaded resistance devices.  These are mainly available through the internet and their cost is anywhere from $90-$130.  These products do not offer the biofeedback component that is considered critical by most therapists to achieving any meaningful level of benefit.  These gadgets are largely unproven and have yet to reach the mass market retail channel.

Competition	Estimated Cost	Notes
Bladder Neck Suspension Surgery	$10,000	1/3rd of patients require second surgery in 5 years

Incontinence Drugs	$1,000/year	Do not treat stress or mixed incontinence

Absorbents	$1,500/year	Not curative

Pelvic Muscle Exercisers	$150-$200	Myself® is the only direct-to-consumer biofeedback device

Intellectual Property

The consumer products company that is the owner of the Myself® pelvic muscle trainer, or its affiliates, has multiple international and domestic patents for the Myself® pelvic muscle trainer.  They also maintain a registered trademark for the name “Myself” for medical devices, namely, a muscle activity measuring device for use in the treatment of pelvic floor dysfunction in women in the United States.

Government Approvals and Regulations

The manufacture and sale of medical devices is subject to extensive regulatory requirements regarding production, product liability, distribution, importation, marketing, promotion, labeling, advertising, labor, and environmental issues.  In the United States, the medical device industry is subject to strict federal and state government regulations covering virtually every aspect of its operations, including production, marketing, promotion, sales, distribution, pricing, labeling, packaging, and advertising.

Advertising, marketing, and sales of medical devices are subject to various restrictions in markets around the world.

Labeling of medical devices is also regulated in many markets, varying from health warning labels to consumer information.

Regulatory decisions and changes in the legal and regulatory environment could increase our costs and the potential liabilities associated with our business or impact our business activities.

Research and Development Activities

Extensive marketing research continues in support of a potential mass market launch for this product. All research and development activities for this product are the sole responsibility of the owner of the product.

Compliance with Environment Laws

We have no disclosure required by this Item.

Medical Applicator Asset

As a result of our transaction with RWIP, LLC, described above, we acquired certain assets from RWIP, including a patent application for a novel medical applicator that is capable of delivering medicants and internal devices within the body in an atraumatic fashion (without producing injury or damage).

Products and Services

The medical applicator technology has a number of potential uses in the medical device field.  These include translumenal delivery of arterial repair devices such as stents and grafts, insertion of analgesics and other medicines to specific locations within a body orifice or vessel, and delivery of tamponading devices for achieving hemostasis within a body cavity.  Of these applications, the use of the applicator technology as a vaginal tampon delivery device offers the largest and nearest-term commercial potential due to its large consumer market and is the first potential product we are currently researching and testing.

A development team is currently working to refine the design criteria and market parameters for the project which will help them create clinical testing prototypes of the delivery device in its tampon applicator form.

The tampon applicator under development is designed to replace the plastic and cardboard applicators currently used by women to insert tampons.  Targeted advantages for the new applicator include easier and pain-free insertion, superior disposability (flushable/biodegradable), and smaller size at a cost equal to or less than current plastic applicators.

Disposal of tampons and their plastic applicators is problematic for consumers and the environment.  While plastic applicators are often preferred over flushable cardboard models due to their smoothness and functionality, today’s plastic applicators must be disposed of in a waste basket.  As a result they require the user to take a two-step approach to disposal while contributing to landfill volume.  When they do end up in the waste water system, they can cause blockages in residential and municipal systems.  Furthermore, whether thrown away or flushed, tampons and their components often end up in waterways and oceans where they take a long time to degrade.  Recognizing these shortcomings of existing applicators, our proposed tampon applicator is designed to be biodegradable and water dispersible so that no matter what its disposal path it will not harm the environment.

Tampon Market Overview

The potential number of worldwide tampon users includes all women in their menstruating years – which, according to Population Reference Bureau figures -  amounts to 1.62 billion women.2  In the United States, tampon sales in 2006 were $577 million (excluding Wal-Mart sales).3  As in the United States and Canada, 70% of women in Europe use tampons over sanitary napkins making for a similar market opportunity in the European Union.4  Over 90% of tampon customers in the United States prefer applicator-equipped tampons compared with 30% of European women.5  Historically, annual growth rates for the tampon market in North America and Europe have been in the 2-4% range over the past few years, but there is evidence of slowing growth as baby boomers continue to enter menopause.6   Tampon sales outside of Europe and North America are expected to increase as living standards improve.  Increasing prosperity will allow more women the option of choosing tampons over inexpensive pads.  Experts predict a market growth rate in the high single digits for the industrialized Asian countries.7

2 http://www.prb.org/Datafinder/Geography/MultiCompare.aspx?variables=45&regions=6,70,101,115,172,33,53,8,63,7,16,83,74,73,69,116,163,136,151,117,196,174,207,186,5,3,4,2,223,1
3 Tampons Segment Needs a Spark, Chain Drug Review, August 14, 2006
4 http://www.stayfreemagazine.org/public/wsj_tampons.html
5 Fighting for footing in feminine products: industry leaders in feminine hygiene products hope to parlay the promise of new national brand developments into private label., Private Label Buyer, 9/01/2003
6 Proceed with care: growth in the feminine care category is varied by product, but product innovation and updated merchandising is helping spark overall growth, Private Label Buyer, 6/01/2006; and Sanitary Protection In The US. advances in technology and design help drive growth, NonWovens Industry, Nov. 2006
7 Wuagneux, Ellen,  “Scent-sational San-Pro Strategies, NonWovens Industry, Nov, 2004

The tampon market has seen dynamic growth and favorable response to innovation since recovering from Toxic Shock Syndrome cases in the early 1980s.  Innovations such as plastic applicators, compact tampons, flushable and biodegradable options, and products aimed at teens have helped fuel growth through the 1990s until today.  Tampax’s Pearl built a 12% market share a year from launch in 2002 and built this to a 22% share by 2006.8  Brand awareness and heavy promotion helped this product’s breakout, but much of its staying power can be attributed to consumers’ affinity for its improved features, which included a smooth, user-friendly plastic applicator.  The Tampax Pearl’s success came despite its 25% price premium relative to standard Tampax tampons.  This success reflects consumers’ responsiveness to innovation in this marketplace.

Competition

Leading competitors in the Tampon market include consumer giant P&G’s Tampax brand, Playtex, O.B., and Kimberly-Clark’s Kotex.  Tampax is the market leader with a reported 50% share followed by Playtex at 20%, Kotex and O.B. at 12% and 8% respectively, and private label at 10%.9  Transfers in market share in this category have been driven by a cycle of innovation and promotion by Tampax and Playtex.  Given the apparent value of tampon innovation, we believe that if the technology we are developing is successful, we will be in a position to sell or license it to one or more of the current tampon manufacturers.

Intellectual Property

As part of the assets we purchased from RWIP, LLC, we acquired a U.S. Provisional Application, a PCT Patent Application, and a U.S.  Continuation-in-Part Application related to the medical applicator.  In the RWIP Asset Purchase Agreement, RWIP agreed not to compete with the medical applicator technology for a period of five (5) years, which will assist us protecting the asset.  Additionally, our consulting agreement with RWIP contains a confidentiality provision, as well as an assignment of work product provision, both of which will further protect our intellectual property rights.

Government Approvals and Regulations

Tampons are regulated by the FDA as a Class II product and require FDA clearance prior to commercial sale and marketing.  Depending on the project’s commercialization status, the Company may pursue FDA clearance prior to transferring the technology to another company.  This could potentially shorten the time-to-market for the device and add value to the asset.

Employees

We do not have any employees.  Currently all of our officers are independent contractors.  We believe that our relationship with our staff is good.

8 http://www.enquirer.com/editions/2003/09/07/biz_pgrivals07.html; and  Tampons Segment Needs a Spark, Chain Drug Review, August 14, 2006
9 Canadian Advertising Success Stories 2008, www.cassies.ca, OB Brand Study

Description of Property

Currently, we do not lease office space, but maintain a virtual office at a cost of $219 per month, which provides us with a physical address, a phone number, answering service and use of certain office facilities, such as conference rooms, on a discounted basis, as needed.

Available Information

We are a fully reporting issuer, subject to the Securities Exchange Act of 1934.  Our Quarterly Reports, Annual Reports, and other filings can be obtained from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.  You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

Our Internet website address is http://www.heartlandbridgecapital.com

RISK FACTORS

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, have a limited operating history.  We may not successfully address these risks and uncertainties or successfully market our existing and new products.  If we fail to do so, it could materially harm our business and impair the value of our common stock.  Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate.  To date we do not have any revenues and currently our future revenues are dependent upon the future sales of the Myself® pelvic muscle trainer, as well on the successful development and sale of our tampon applicator.  Unanticipated problems, expenses, and delays are frequently encountered in establishing and developing new products in the medical technology field.  These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing.  The failure by us to address satisfactorily any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations.  No assurance can be given that we can or will ever operate profitably.

We may not be able to meet our future capital needs.

To date, we have not generated any revenue and we have no cash liquidity or capital resources.  Our future capital requirements will depend on many factors, including our ability to develop our intellectual property, our ability to generate positive cash flow from operations, and the effect of competing market developments.  We will need additional capital in the near future.  Any equity financings will result in dilution to our then-existing stockholders.  Sources of debt financing may result in high interest expense.  Any financing, if available, may be on terms deemed unfavorable.

If we are unable to meet our future capital needs, we may be required to reduce or curtail operations.

To date, we have relied on funding from investors and our officers and directors to fund operations, and we have generated no revenue.  We have limited cash liquidity and capital resources.  Our future capital requirements will depend on many factors, including our ability to market our products successfully, our ability to generate positive cash flow from operations, and our ability to obtain financing in the capital markets.  Our business plan requires additional funding beyond our anticipated cash flow from operations.  Consequently, although we currently have no specific plans or arrangements for financing, we intend to raise funds through private placements, public offerings, or other financings.  Any equity financings would result in dilution to our then-existing stockholders.  Sources of debt financing may result in higher interest expense and may expose us to liquidity problems.  Any financing, if available, may be on terms deemed unfavorable.  If adequate funds are not obtained, we may be required to reduce or curtail operations.

For the Myself® product sales we are completely dependent upon third parties for the successful development, marketing, and sale of the product, and those third parties may prove unsuccessful in their attempts to develop, market, and/or sell the Myself® product.

Regarding our ownership in the Myself® cash flow, we are a passive recipient of proceeds based on sales of the Myself® product, which are wholly outside of our control.  If the third parties that are tasked with the development, marketing and sale of the Myself® product are unsuccessful then our proceeds from the Myself® cash flow could be minimal.

There can be no assurance that the third parties tasked with developing, marketing, and selling the Myself® product will be successful.

If we are unable to attract and retain key personnel, we may not be able to compete effectively in our market.

Our success will depend, in part, on our ability to attract and retain key management, both including and beyond what we have today.  We will attempt to enhance our management and technical expertise by recruiting qualified individuals who possess desired skills and experience in certain targeted areas.  Our inability to retain staff and to attract and retain sufficient additional employees, and the requisite information technology, engineering, and technical support resources, could have a material adverse effect on our business, financial condition, results of operations, and cash flows.  The loss of key personnel could limit our ability to develop and market our products.

Competition could have a material adverse effect on our business.

The medical products industry is a highly competitive industry and the products that we have an interest in may not compete well in the marketplace, which could cause our revenues to be less than expected, and/or may cause us to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.

An increase in government regulations could have a material adverse effect on our business.

The U.S. and certain other countries in which we operate impose certain federal and state or provincial regulations, and also require warning labels and signage on medical products.  New or revised regulations or increased licensing fees, requirements, or taxes could also have a material adverse effect on our financial condition or results of operations.

We may be unable to adequately protect our proprietary rights.

Our ability to compete partly depends on the superiority, uniqueness, and value of our intellectual property and technology.  To protect our proprietary rights, we will rely on a combination of patent, copyright, and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions.  Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

•	Our applications for patents relating to our business may not be granted and, if granted, may be challenged or invalidated;
•	Issued patents may not provide us with any competitive advantages;
•	Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;
•	Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to, those we develop; or

•	Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

We may be forced to litigate to defend our intellectual property rights, or to defend against claims by third parties against us relating to intellectual property rights.

We may be forced to litigate to enforce or defend our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of other parties’ proprietary rights.  Any such litigation could be very costly and could distract our management from focusing on operating our business.  The existence and/or outcome of any such litigation could harm our business.

We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

We may experience rapid growth and development in a relatively short period of time.  The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel, and the training of new personnel.  We intend to retain additional personnel in order to manage our expected growth and expansion.  Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our common stock.

Our future research and development projects may not be successful.

The successful development of pharmaceutical products can be affected by many factors.  Products that appear to be promising at their early phases of research and development may fail to be commercialized for various reasons, including the failure to obtain the necessary regulatory approvals.  In addition, the research and development cycle for new products for which we may obtain an approval certificate is long.

There is no assurance that all of our future research and development projects will be successful or completed within the anticipated time frame or budget or that we will receive the necessary approvals from relevant authorities for the production of these newly developed products, or that these newly developed products will achieve commercial success.  Even if such products can be successfully commercialized, they may not achieve the level of market acceptance that we expect.

Any products we develop, acquire, or invest in may not achieve or maintain widespread market acceptance.

The success of any products we develop, acquire, or invest in will be highly dependent on market acceptance.  We believe that market acceptance of any products will depend on many factors, including, but not limited to:

•	the perceived advantages of our products over competing products and the availability and success of competing products;
•	the effectiveness of our sales and marketing efforts;
•	our product pricing and cost effectiveness;
•	the safety and efficacy of our products and the prevalence and severity of adverse side effects, if any; and
•	publicity concerning our products, product candidates, or competing products.

If our products fail to achieve or maintain market acceptance, or if new products are introduced by others that are more favorably received than our products, are more cost effective, or otherwise render our products obsolete, we may experience a decline in demand for our products.  If we are unable to market and sell any products we develop successfully, our business, financial condition, results of operations, and future growth would be adversely affected.

Developments by competitors may render our products or technologies obsolete or non-competitive.

The medical device industry is intensely competitive and subject to rapid and significant technological changes.  A large number of companies are pursuing the development of medical devices for markets that we are targeting.  We face competition from pharmaceutical and biotechnology companies in the United States and other countries.  In addition, companies pursuing different but related fields represent substantial competition.  Many of these organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, longer medical device development history in obtaining regulatory approvals, and greater manufacturing and marketing capabilities than we do.  These organizations also compete with us to attract qualified personnel and parties for acquisitions, joint ventures, or other collaborations.

If we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls over financial reporting, we may not be able to report our financial results accurately or timely or to detect fraud, which could have a material adverse effect on our business.

An effective internal control environment is necessary for us to produce reliable financial reports and is an important part of our effort to prevent financial fraud.  We are required to periodically evaluate the effectiveness of the design and operation of our internal controls over financial reporting.  Based on these evaluations, we may conclude that enhancements, modifications, or changes to internal controls are necessary or desirable.  While management evaluates the effectiveness of our internal controls on a regular basis, these controls may not always be effective.  There are inherent limitations on the effectiveness of internal controls, including collusion, management override, and failure of human judgment.  In addition, control procedures are designed to reduce rather than eliminate business risks.  If we fail to maintain an effective system of internal controls, or if management or our independent registered public accounting firm discovers material weaknesses in our internal controls, we may be unable to produce reliable financial reports or prevent fraud, which could have a material adverse effect on our business, including subjecting us to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission.  Any such actions could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline or limit our access to capital.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop.  This could adversely affect our shareholders’ ability to sell our common stock in short time periods or possibly at all.  Our common stock has experienced and is likely to continue to experience significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance.  Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to our business; fluctuations in our operating results; announcements of technological innovations, new products, or enhancements by us or our competitors; general conditions in the U.S. and/or global economies; developments in patents or other intellectual property rights; and developments in our relationships with our customers and suppliers.  Substantial fluctuations in our stock price could significantly reduce the price of our stock.

Our common stock is traded on the "Over-the-Counter Bulletin Board," which may make it more difficult for investors to resell their shares due to suitability requirements.

Our common stock is currently traded on the OTC Bulletin Board (OTCBB) where we expect it to remain for the foreseeable future.  Broker-dealers often decline to trade in OTCBB stocks given that the market for such securities is often limited, the stocks are often more volatile, and the risk to investors is often greater.  In addition, OTCBB stocks are often not eligible to be purchased by mutual funds and other institutional investors.  These factors may reduce the potential market for our common stock by reducing the number of potential investors.  This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares.  This could cause our stock price to decline.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 14, 2010, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner (2)	Nature of Beneficial Ownership	Amount		Percent of Class (1)
Common Stock	Harry Pond (3)	Director	10,000,000	(4)	89.9%
Common Stock	Anthony Turnbull (5)	Director	10,000		<1%
Common Stock	James F. Groelinger (3)	Chief Executive Officer	0		0%
Common Stock	Frederick Larcombe (3)	CFO and Secretary	0		0%
Common Stock	Wayne LeBlanc (3)	Sr. Managing Dir. Bus. Development	0		0%
Common Stock	New Horizon, Inc.	5% Shareholder	5,333,334	(6)	32.4	%(4)
Common Stock	All Directors and Officers As a Group (5 persons)		10,010,000	(4)	89.9%

(1)
Based on 15,125,000 shares outstanding as of November 15, 2010.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Unless indicated otherwise, the address of the shareholder is c/o I-Web Media, Inc., `1 International Boulevard, Suite 400, Mahwah, New Jersey 07495.

(3)	Indicates an officer and/or director of the Company

(4)	Includes shares held in the name of Rockland Group, LLC, an entity controlled by Mr. Pond.

(5)	Mr. Turnbull has submitted his resignation, effective upon appointment of the Director-nominees named herein.

(6)	Includes 1,333,334 shares of common stock underlying $2,000,000 convertible promissory note, convertible at any time at a value of $1.50 per share.

The Company is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.  There are no classes of stock other than common stock issued or outstanding.

Change in Control

On October 28, 2010, one of the Company’s affiliate-shareholders, namely, Kenneth S. Barton, the Company’s President and Chief Executive Officer, a Director, and a 10%+ shareholder, entered into an Agreement to Purchase Common Stock with Rockland Group, LLC (“Rockland Group”), under which Rockland Group agreed to purchase an aggregate of 10,000,000 shares of the Company’s common stock from this shareholder.  These shares represent approximately 90% of the Company’s outstanding common stock.  The transaction closed November 3, 2010.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors, director nominees, and executive officers, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company.  The executive officers of the Company are elected annually by the Board of Directors.  The directors serve one-year terms until their successors are elected.  The executive officers serve terms of one year or until their death, resignation, or removal by the Board of Directors.  Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)

James F. Groelinger	66	Chief Executive Officer and Director Nominee (2)

Frederick Larcombe	54	Chief Financial Officer and Secretary

Wayne LeBlanc	62	Sr. Managing Director – Business Development and Director Nominee (2)

Harry Pond	60	Current Director

Anthony R. Turnbull	65	Current Director (1)

(1)	Mr. Turnbull has submitted his resignation to the Company, effective upon the appointment of new directors, which will be effective on or about December 29, 2010.
(2)	Mr. Groelinger and Mr. LeBlanc are currently Director Nominees per our Information Statement on Schedule 14-C, with their appointments being effective December 29, 2010.

James F. Groelinger replaced Mr. Barton as our Chief Executive Officer.  Since 2007, Mr. Groelinger has been the Managing Director at Bellegrove Associates where he provides strategic guidance to emerging clean energy entrepreneurs and companies.  This guidance includes, but is not limited to, evaluating potential energy-related investments, assisting inventors with energy-related patents and products, as well as developing strategies for creating joint ventures between U.S. and foreign entities or governments.  Since 2009, Mr. Groelinger has also been the Executive Director of Clean Energy Alliance, Inc., which is a national association of clean energy incubators for the purpose of fund raising, policy development, and strategy.  From 2001 to 2006, Mr. Groelinger was the Chief Executive Officer and a Director, and was President from 2007 to 2008, of EPV Solar, Inc., which was a photovoltaic technology company that developed a technology for the production of thin-film photovoltaic products.  As CEO of EPV Solar, Mr. Groelinger led the company and oversaw sales as they increased from nil to more than $20 million annually, developed products sales in the U.S., Germany, and Spain, oversaw joint ventures with foreign manufacturers, and managed a complex $60 million debt-for-equity recapitalization, setting the stage for a $70 million third-party financing and initial public offering.  Mr. Groelinger received his BChE from the City College of New York, New York, and his MBA in Finance from Temple University.

Frederick Larcombe replaced Mr. Turnbull as our Chief Financial Officer and Secretary.  From early 2008 to the present, Mr. Larcombe, as a principal with Crimson Partners, a group of seasoned financial professionals, serves a number of clients primarily in the life sciences.  In this connection and since September 2009, Mr. Larcombe has served as the Chief Financial Officer for iBio, Inc. (IBPM.OB), a biotechnology company focused on commercializing its proprietary technology for the production of biologics including vaccines and therapeutic proteins. From 2005 to 2007, he was simultaneously the Chief Financial Officer of Xenomics Inc., and FermaVir Pharmaceuticals, Inc.  From 2004 to 2005, he was a consultant with Kroll Zolfo Cooper, a professional services firm providing interim management and turn-around services, and from 2000 to 2004, he was Chief Financial Officer of MicroDose Therapeutics.  Prior to 2000, Mr. Larcombe held various positions with ProTeam.com, Cambrex, and PriceWaterhouseCoopers.  Mr. Larcombe's received his BS in Accounting from Seton Hall University, was designated a Certified Public Accountant in New Jersey, and is an alumnus of the Management Development Program at Harvard Business School.

Wayne LeBlanc is our Senior Managing Director for Business Development.  Mr. LeBlanc is a senior business development executive.  Since 1999, Mr. LeBlanc has been a managing partner in Solutions for Energy Management where he has been involved in brokering electricity to large customers and serving as a consultant for demand side management.  Mr. LeBlanc is also currently a managing partner in eMEDiSAFE, a company formed to address the recent requirements to convert to electronic medical records to reduce health care costs.  From 2007-2008, Mr. LeBlanc was Vice President of Business Development for EPV Solar.  In this position he was part of an executive team assembled to secure capital for manufacturing expansion, both in the U.S. and internationally, and recruitment of senior staff.  From 2000-2004, Mr. LeBlanc was a founder of Utility Choice Electric, the first independent retail electric provider in Texas.   .

Harry Pond, the Manager of the Rockland Group, LLC, the holder of 90% of our outstanding common stock, was appointed to serve on our Board of Directors.  From 2005 to present, Mr. Pond has served as Managing Director of Rockland Group, LLC, which is a real estate development company active in the Houston, Texas real estate market.  From 2008 to present, Mr. Pond has served as a senior business executive for Rockland Insurance Agency, Inc.  In this position he is actively involved with the management of loss prevention, marketing, and recruiting to ensure the company’s profitability and productivity.  From 1979 to present, Mr. Pond has owned and operated The Harry Pond Insurance Agency, a company that he is currently in the process of merging with Rockland Insurance Agency, Inc.  Mr. Pond received his BS in mathematics and education from Texas State University.

Anthony R. Turnbull, is our former Secretary, Treasurer and Chief Financial Officer, and is one of our current Directors.  He holds an MBA and is a CPA with experience in management, manufacturing accounting, management reporting, payroll, and taxation.  His has been the chief accounting officer of two other public companies: MedBook World and Molecular Imaging Corporation.  For the past five years Mr. Turnbull has maintain an independent, part-time tax consulting business, Turnbull & Associates.  Since November 2009 he has also served as the Treasurer and CFO and a Director of MedBook World, Inc., another small reporting issuer.  He has not been involved in the formation, management or principal ownership of any other companies seeking to go public.  Since 2007 he has also been CFO of KOJO Worldwide a $52,000,000 upholstery and bedding manufacturing company selling to major hotels in the US and Mexico. In 2006 - 2007 he was CFO of Countryside Hospice Care, a hospice company with branches in Georgia and Alabama, and in 2004 - 2005 he was CFO of Prolong Super Lubricants, a manufacturer and seller, including sales via its internet store, of lubricants.  Mr. Turnbull is a promoter of the Company as that term is defined in Rule 405 of the Securities Act of 1933.

Historical Compensation of Directors

Other than as set forth herein no compensation has been given to any of the directors, although they may be reimbursed for any pre-approved out-of-pocket expenses.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

During the most recent fiscal year, to the Company’s knowledge, the following delinquencies occurred:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
Harry Pond	0	0	0
James F. Groelinger	0	0	0
Frederick Larcombe	0	0	0
Wayne LeBlanc	0	0	0
Anthony R. Turnbull	0	0	2
New Horizon, Inc.	0	0	0

Board Meetings and Committees

During the 2010 fiscal year to date, the Board of Directors met on a regular basis and took written action on numerous other occasions.  All the members of the Board attended the meetings.  The written actions were by unanimous consent.

Code of Ethics

We have not adopted a written code of ethics, because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

Audit Committee

The Company does not currently have an audit committee.

Compensation Committee

The Company does not currently have a compensation committee.

Executive Compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) the Company’s Chief Executive Officer and (ii) all other executive officers who earned in excess of $100,000 in the period from our inception (April 29, 2010) to September 30, 2010 (“Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

James F. Groelinger	2010	-	-	-	-	-	-	-	-
CEO

Frederick Larcombe	2010	-	-	-	-	-	-	-	-
Secretary and CFO

Wayne LeBlanc	2010	-	-	-	-	-	-	-	-
Sr. Managing Dir. Bus. Dev.

Employment Contracts

We currently do not have written employment agreements with our executive officers.

Director Compensation

The following table sets forth director compensation as of for fiscal year 2010 through September 30, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Harry Pond	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Anthony R. Turnbull (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Mr. Turnbull has submitted his resignation, effective upon appointment of the Director-nominees named herein.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers for partial fiscal year 2010 (from inception on April 29, 2010 through September 30, 2010):

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

James F. Groelinger	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

Frederick Larcombe	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

Wayne LeBlanc	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On November 4, 2010, we entered into a Securities Purchase Agreement with Rockland Group, LLC, an entity controlled by Harry Pond, one of our Directors and our largest shareholder, under which Rockland Group agreed to purchase Two Million (2,000,000) Shares of a yet to be created series of our preferred stock in exchange for $100,000.  Under the terms of the Securities Purchase Agreement we are obligated to create a new class of preferred stock entitled the Series A Convertible Preferred Stock with the following rights and preferences: (i) dividend rights equal to the dividend rights our common stock; (ii) liquidation preference over our common stock; (iii) each share of Series A Convertible Preferred Stock will be convertible into one share of our common stock; (iv) no redemption rights; (v) no call rights by us; (vi) each share of Series A Convertible Preferred stock will have twenty five (25) votes on all matters validly brought to our common stockholders for approval; and (vii) mandatory approval by a majority of the Series A Convertible Preferred stockholders for certain change of control transactions by us.  The other rights and preferences will be determined by our Board of Directors.  We have not created the Series A Convertible Preferred Stock yet and have, therefore, not issued the shares.  We will not be issuing the shares under the Securities Purchase Agreement until after the class of Series A Convertible Preferred Stock has been created with the State of Delaware.

On December 8, 2010, we entered into an Asset Purchase Agreement with New Horizon, Inc., a Texas corporation (the “New Horizon Agreement”).  On December 9, 2010, the transactions contemplated by the New Horizon Agreement closed (the “Closing”).  Pursuant to the New Horizon Agreement, we acquired certain assets from New Horizon, including the right to receive any proceeds New Horizon is entitled to receive from the sale of the Myself® pelvic muscle trainer.  The calculation of the amounts we are entitled to receive from the sales of the Myself® pelvic muscle trainer are listed on Exhibit A to the New Horizon Agreement, which is attached hereto as Exhibit 10.8.

Under the New Horizon Agreement, as consideration for the Asset, we agreed to issue to New Horizon, Inc., the following: (i) a convertible promissory note in the principal amount of Two Million Dollars ($2,000,000), convertible into our common stock at the conversion ratio of One Dollar Fifty Cents ($1.50) per share, with the option by us to pay the note with our common stock in lieu of cash at the rate of one share of our common stock per One Dollar ($1) being paid (see Exhibit 10.2, attached hereto), (ii) Four Million (4,000,000) shares of our common stock, restricted in accordance with Rule 144, and (iii) Three Million (3,000,000) shares of a new series of preferred stock to be created by us, restricted in accordance with Rule 144, with the following rights and preferences:  (i) dividend rights equal to the dividend rights of our common stock; (ii) liquidation preference over our common stock and equal to that of our Series A Convertible Preferred Stock; (iii) each share of Series B Convertible Preferred Stock will be convertible into five (5) shares of our common stock; (iv) no redemption rights; (v) no call rights by us; and (vi) each share of Series B Convertible Preferred Stock will have one (1) vote on all matters validly brought to our common stockholders, with the other rights and preferences to be determined by our Board of Directors.  Under the terms of the New Horizon Agreement we may be obligated to issue up to an additional Two Million (2,000,000) shares of our common stock and One Million Five Hundred Thousand (1,500,000) shares of the Series B Preferred Stock, with the exact number of additional shares to be issued, if any, being dependent upon the fair market value of our common stock in July 2012, as set forth in the New Horizon Agreement.  We have not created the Series B Convertible Preferred Stock yet and have, therefore, not issued the shares.  We will not be issuing the shares under the Purchase Agreement until after the class of Series B Convertible Preferred Stock has been created with the State of Delaware.  As a result of this transaction, New Horizon, Inc. became a holder of more than 10% of our outstanding common stock.

We do not have a written policy concerning the review, approval, or ratification of transactions with related persons.

We do not have an audit, compensation, or nominating committee, and none of our Directors are considered independent.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been listed for trading on the OTC Bulletin Board since October 2010.  Our current trading symbol is “IWBM,” but we believe this symbol will change on or about December 29, 2010 in connection with our name change to Heartland Bridge Capital, Inc.  Since our stock has been listed there have been no trades of our common stock.

The following table sets forth the high and low bid information for each quarter within the fiscal year ended March 31, 2011, as provided by the Nasdaq Stock Markets, Inc.  The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

Fiscal Year
Ended		Bid Prices
March 31, (1)	Period	High	Low

2011	First Quarter	$0	$0
	Second Quarter	$0	$0
	Third Quarter (through December 14, 2010)	$0	$0

(1) Effective December 29, 2010, our fiscal year will be December 31st.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock.  The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

There are currently warrants outstanding to acquire an aggregate of 150,000 shares of our common stock at an exercise price of $2.00 per share. These warrants may be exercised at any time within four (4) years from the issuance date.     Additionally, on April 29, 2010, pursuant to the Plan of Reorganization of AP Corporate Services, Inc. (the “Debtor”) we issued warrants to purchase 5,000,000 shares of our common stock, to certain creditors of the Debtor as part of the confirmed Plan of Reorganization.  The warrants consist of 1,000,000 “A Warrants” each convertible into one share of our common stock at an exercise price of $1.00; 1,000,000 “B Warrants” each convertible into one share of our common stock at an exercise price of $2.00; 1,000,000 “C Warrants” each convertible into one share of our common stock at an exercise price of $3.00; 1,000,000 “D Warrants” each convertible into one share of our common stock at an exercise price of $4.00; and 1,000,000 “E Warrants” each convertible into one share of our common stock at an exercise price of $5.00.  The “A” through “E” warrants are currently exercisable and may be exercised at any time prior to January 4, 2014.  The “A” through “E” warrants contain a limitation provisions that the warrants cannot be exercised if it will case the holder to own more than 4.9% of our then outstanding common stock.

The number of holders of record of shares of our common stock is 97.

There have been no cash dividends declared on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Dividends are declared at the sole discretion of our Board of Directors.

RECENT SALES OF UNREGISTERED SECURITIES

On November 4, 2010, we entered into a Securities Purchase Agreement with Rockland Group, LLC, an entity controlled by Harry Pond, one of our Directors and our largest shareholder, under which Rockland Group agreed to purchase Two Million (2,000,000) Shares of a yet to be created series of our preferred stock in exchange for $100,000.  Under the terms of the Purchase Agreement we are obligated to create a new class of preferred stock entitled the Series A Convertible Preferred Stock with the following rights and preferences: (i) dividend rights equal to the dividend rights our common stock; (ii) liquidation preference over our common stock; (iii) each share of Series A Convertible Preferred Stock will be convertible into one share of our common stock; (iv) no redemption rights; (v) no call rights by us; (vi) each share of Series A Convertible Preferred stock will have twenty five (25) votes on all matters validly brought to our common stockholders for approval; and (vii) mandatory approval by a majority of the Series A Convertible Preferred stockholders for certain change of control transactions by us.  The other rights and preferences will be determined by our Board of Directors.  We have not created the Series A Convertible Preferred Stock yet and have, therefore, not issued the shares.  We will not be issuing the shares under the Securities Purchase Agreement until after the class of Series A Convertible Preferred Stock has been created with the State of Delaware.  At that time we will file a new Form 8-K for the issuance, or put the relevant information in the appropriate periodic filing.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and each of the investors was either accredited or sophisticated and familiar with our operations.

Under the New Horizon Agreement, as consideration for the Asset, we agreed to issue to New Horizon, Inc., the following: (i) a convertible promissory note in the principal amount of Two Million Dollars ($2,000,000), convertible into our common stock at the conversion ratio of One Dollar Fifty Cents ($1.50) per share, with the option by us to pay the note with our common stock in lieu of cash at the rate of one share of our common stock per One Dollar ($1) being paid (see Exhibit 10.2, attached hereto), (ii) Four Million (4,000,000) shares of our common stock, restricted in accordance with Rule 144, and (iii) Three Million (3,000,000) shares of a new series of preferred stock to be created by us, restricted in accordance with Rule 144, with the following rights and preferences:  (i) dividend rights equal to the dividend rights of our common stock; (ii) liquidation preference over our common stock and equal to that of our Series A Convertible Preferred Stock; (iii) each share of Series B Convertible Preferred Stock will be convertible into five (5) shares of our common stock; (iv) no redemption rights; (v) no call rights by us; and (vi) each share of Series B Convertible Preferred Stock will have one (1) vote on all matters validly brought to our common stockholders, with the other rights and preferences to be determined by our Board of Directors.  Under the terms of the New Horizon Agreement we may be obligated to issue up to an additional Two Million (2,000,000) shares of our common stock and One Million Five Hundred Thousand (1,500,000) shares of the Series B Preferred Stock, with the exact number of additional shares to be issued, if any, being dependent upon the fair market value of our common stock in July 2012, as set forth in the New Horizon Agreement.  We have not created the Series B Convertible Preferred Stock yet and have, therefore, not issued the shares.  We will not be issuing the shares under the Purchase Agreement until after the class of Series B Convertible Preferred Stock has been created with the State of Delaware.  As a result of this transaction, New Horizon, Inc. became a holder of more than 10% of our outstanding common stock.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and each of the investors was either accredited or sophisticated and familiar with our operations.

Under the RWIP Agreement, as consideration for the Asset, we agreed to issue RWIP, LLC, the following: (i) a convertible promissory note in the principal amount of One Hundred Twenty Five Thousand Dollars ($125,000), convertible into our common stock at the conversion ratio of One Dollar Fifty Cents ($1.50) per share, (ii) a warrant to purchase One Hundred Fifty Thousand (150,000) shares of our common stock, restricted in accordance with Rule 144, with an exercise price of Two Dollars ($2) per share, and (iii) royalties equal to Twenty Percent (20%) of the net income (revenue minus expenses) received by us in connection with the assets purchased from RWIP (in order to calculate this amount the revenue and expenses related to the RWIP assets will be calculated separately from our other business assets).  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and each of the investors was either accredited or sophisticated and familiar with our operations.

On April 29, 2010, pursuant to the confirmed Plan of Reorganization of AP Corporate Services, Inc. (the “Debtor”) we issued 1,085,000 shares of our common stock to 93 shareholders by order of the U.S. Bankruptcy Court for the Central District of California.  The Court ordered the incorporation of the Company, the assignment to us of the plans to establish a website services provider, and ordered the above securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor and in order to enhance the creditors’ opportunity for recovery.  The shares were issued in exchange for claims against the estate of AP Corporate Services, Inc. and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S. Code), and were therefore issued without restrictive legend. In addition, we may have also relied upon section 3(a)(7) of the Securities Act of 1933 as a transaction ordered by a court as part of a bankruptcy reorganization.

On April 29, 2010, pursuant to the confirmed Plan of Reorganization of the Debtor we also issued warrants to purchase 5,000,000 shares of our common stock, where were also distributed to creditors of the Debtor as part of the confirmed Plan of Reorganization.  The warrants consist of 1,000,000 “A Warrants” each convertible into one share of our common stock at an exercise price of $1.00; 1,000,000 “B Warrants” each convertible into one share of our common stock at an exercise price of $2.00; 1,000,000 “C Warrants” each convertible into one share of our common stock at an exercise price of $3.00; 1,000,000 “D Warrants” each convertible into one share of our common stock at an exercise price of $4.00; and 1,000,000 “E Warrants” each convertible into one share of our common stock at an exercise price of $5.00.  All warrants are currently exercisable and may be exercised at any time prior to January 4, 2014.  The warrants were issued in exchange for claims against the estate of AP Corporate Services, Inc. and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S. Code), and were therefore issued without restrictive legend.  In addition, we may have also relied upon section 3(a)(7) of the Securities Act of 1933 as a transaction ordered by a court as part of a bankruptcy reorganization.

On April 29, 2010 we issued 10,040,000 restricted shares of our common stock. Of the shares, 10,000,000 shares were issued to our former President, Kenneth S. Barton; the total consideration paid for these shares was $30,000 or approximately $0.003 per share.  On the same date we issued 10,000 shares to our Secretary and Treasurer, Anthony Turnbull, and a total of 30,000 shares to two attorneys in exchange for services rendered.  All these shares were issued with a restrictive legend in accordance with Rule 144.  We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuance.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001, and 10,000,000 shares of preferred stock, par value $0.0001.  As of December 14, 2010, there are 15,125,000 shares of our common stock issued and outstanding, and no shares of our preferred stock issued or outstanding.  However, effective December 29, 2010, our authorized common stock will increase to 250,000,000 shares, par value $0.0001.  In addition, under our agreements with Rockland Group, LLC and New Horizon, Inc., we have agreed to create two series of preferred stock, entitled Series A Convertible Preferred Stock and Series B Convertible Preferred Stock with the rights and preferences set forth below.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy.  We have never paid any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future.  We currently intend to retain our earnings, if any, for use in our business.  Any dividends declared on our common stock in the future will be at the sole discretion of our Board of Directors and may be subject to any restrictions that may be imposed by lenders or other third parties.

Preferred Stock.  We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001.  To date we have not issued, nor established any series for, any of our preferred stock.

However, under our agreements with Rockland Group, LLC and New Horizon, Inc., we have agreed to create two series of preferred stock, entitled Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.  Under our agreement with Rockland Group, LLC, we agreed to issue Two Million (2,000,000) Shares of a yet to be created series of our preferred stock in exchange for $100,000.  Under the terms of the agreement with Rockland, we are obligated to create a new class of preferred stock entitled the Series A Convertible Preferred Stock with the following rights and preferences: (i) dividend rights equal to the dividend rights our common stock; (ii) liquidation preference over our common stock; (iii) each share of Series A Convertible Preferred Stock will be convertible into one share of our common stock; (iv) no redemption rights; (v) no call rights by us; (vi) each share of Series A Convertible Preferred stock will have twenty five (25) votes on all matters validly brought to our common stockholders for approval; and (vii) mandatory approval by a majority of the Series A Convertible Preferred stockholders for certain change of control transactions by us.  The other rights and preferences will be determined by our Board of Directors.  We have not created the Series A Convertible Preferred Stock yet and have, therefore, not issued the shares.  We will not be issuing the shares under the Purchase Agreement until after the class of Series A Convertible Preferred Stock has been created with the State of Delaware.

Under our agreement with New Horizon, Inc., we agreed to issue New Horizon, Inc. Three Million (3,000,000) shares of a new series of preferred stock to be created by us (“Series B Convertible Preferred Stock”), restricted in accordance with Rule 144, with the following rights and preferences:  (i) dividend rights equal to the dividend rights of our common stock; (ii) liquidation preference over the our common stock and equal to that of our Series A Convertible Preferred Stock; (iii) each share of Series B Convertible Preferred Stock will be convertible into five (5) shares of our common stock; (iv) no redemption rights; (v) no call rights by us; and (vi) each share of Series B Convertible Preferred Stock will have one (1) vote on all matters validly brought to our common stockholders, with the other rights and preferences to be determined by the Purchaser’s Board of Directors.  Under the terms of the New Horizon Agreement we may be obligated to issue up to an additional Two Million (2,000,000) shares of our common stock and One Million Five Hundred Thousand (1,500,000) shares of the Series B Preferred Stock, with the exact number of additional shares to be issued, if any, being dependent upon the fair market value of our common stock in July 2012, as set forth in the New Horizon Agreement.  We will not be issuing these shares until after the class of Series B Convertible Preferred Stock has been created with the State of Delaware.

The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

Warrants.  There are currently warrants outstanding to acquire an aggregate of 150,000 shares of our common stock at an exercise price of $2.00 per share. These warrants may be exercised at any time within four (4) years from the issuance date.  Additionally, on April 29, 2010, pursuant to the Plan of Reorganization of AP Corporate Services, Inc. (the “Debtor”) we issued warrants to purchase 5,000,000 shares of our common stock, to certain creditors of the Debtor as part of the confirmed Plan of Reorganization.  The warrants consist of 1,000,000 “A Warrants” each convertible into one share of our common stock at an exercise price of $1.00; 1,000,000 “B Warrants” each convertible into one share of our common stock at an exercise price of $2.00; 1,000,000 “C Warrants” each convertible into one share of our common stock at an exercise price of $3.00; 1,000,000 “D Warrants” each convertible into one share of our common stock at an exercise price of $4.00; and 1,000,000 “E Warrants” each convertible into one share of our common stock at an exercise price of $5.00. The “A” through “E” warrants are currently exercisable and may be exercised at any time prior to January 4, 2014. The “A” through “E” warrants contain a limitation provisions that the warrants cannot be exercised if it will case the holder to own more than 4.9% of our then outstanding common stock.  Other than as set forth above, none of these parties owns, in the aggregate and including shares of our common stock that may be acquired upon exercise of their warrants, more than five percent (5%) of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation, as amended, provides that no director shall have personal liability to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer.  The provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholder, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the Delaware Corporations Code, or (iv) for any transaction from which the director derived an improper personal benefit.

Under Article VII of our amended and restated Articles of Incorporation we shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section.  Our amended and restated Articles of Incorporation will be effective on or about December 29, 2010.

Under Section 35 of our Bylaws, the personal liability of our directors is eliminated to the fullest extent permitted by the Delaware Corporations Code.  Under Article V of our amended and restated Bylaws, we may, at our option, to the maximum extent permitted by the Delaware General Corporation Law and by the Articles of Incorporation, indemnify each of our agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.  For the purposes of this Section, an “agent” of the corporation includes a person who is or was a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a Director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of any other enterprise at the request of such predecessor corporation.  Our amended and restated Bylaws will be effective on or about December 29, 2010.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There is no disclosure required under this item.

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

On November 4, 2010, we entered into a Securities Purchase Agreement with Rockland Group, LLC, an entity controlled by Harry Pond, one of our Directors and our largest shareholder, under which Rockland Group agreed to purchase Two Million (2,000,000) Shares of a yet to be created series of our preferred stock in exchange for $100,000.  Under the terms of the Purchase Agreement we are obligated to create a new class of preferred stock entitled the Series A Convertible Preferred Stock with the following rights and preferences: (i) dividend rights equal to the dividend rights our common stock; (ii) liquidation preference over our common stock; (iii) each share of Series A Convertible Preferred Stock will be convertible into one share of our common stock; (iv) no redemption rights; (v) no call rights by us; (vi) each share of Series A Convertible Preferred stock will have twenty five (25) votes on all matters validly brought to our common stockholders for approval; and (vii) mandatory approval by a majority of the Series A Convertible Preferred stockholders for certain change of control transactions by us.  The other rights and preferences will be determined by our Board of Directors.  We have not created the Series A Convertible Preferred Stock yet and have, therefore, not issued the shares.  We will not be issuing the shares under the Purchase Agreement until after the class of Series A Convertible Preferred Stock has been created with the State of Delaware.  At that time we will file a new Form 8-K for the issuance, or put the relevant information in the appropriate periodic filing.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and each of the investors was either accredited or sophisticated and familiar with our operations.

Under the New Horizon Agreement, as consideration for the Asset, we agreed to issue to New Horizon, Inc., the following: (i) a convertible promissory note in the principal amount of Two Million Dollars ($2,000,000), convertible into our common stock at the conversion ratio of One Dollar Fifty Cents ($1.50) per share, with the option by us to pay the note with our common stock in lieu of cash at the rate of one share of our common stock per One Dollar ($1) being paid (see Exhibit 10.2, attached hereto), (ii) Four Million (4,000,000) shares of our common stock, restricted in accordance with Rule 144, and (iii) Three Million (3,000,000) shares of a new series of preferred stock to be created by us, restricted in accordance with Rule 144, with the following rights and preferences:  (i) dividend rights equal to the dividend rights of our common stock; (ii) liquidation preference over our common stock and equal to that of our Series A Convertible Preferred Stock; (iii) each share of Series B Convertible Preferred Stock will be convertible into five (5) shares of our common stock; (iv) no redemption rights; (v) no call rights by us; and (vi) each share of Series B Convertible Preferred Stock will have one (1) vote on all matters validly brought to our common stockholders, with the other rights and preferences to be determined by our Board of Directors.  Under the terms of the New Horizon Agreement we may be obligated to issue up to an additional Two Million (2,000,000) shares of our common stock and One Million Five Hundred Thousand (1,500,000) shares of the Series B Preferred Stock, with the exact number of additional shares to be issued, if any, being dependent upon the fair market value of our common stock in July 2012, as set forth in the New Horizon Agreement.  We have not created the Series B Convertible Preferred Stock yet and have, therefore, not issued the shares.  We will not be issuing the shares under the Purchase Agreement until after the class of Series B Convertible Preferred Stock has been created with the State of Delaware.  As a result of this transaction, New Horizon, Inc. became a holder of more than 10% of our outstanding common stock.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and each of the investors was either accredited or sophisticated and familiar with our operations.

Under the RWIP Agreement, as consideration for the Asset, we agreed to issue RWIP, LLC, the following: (i) a convertible promissory note in the principal amount of One Hundred Twenty Five Thousand Dollars ($125,000), convertible into our common stock at the conversion ratio of One Dollar Fifty Cents ($1.50) per share, (ii) a warrant to purchase One Hundred Fifty Thousand (150,000) shares of our common stock, restricted in accordance with Rule 144, with an exercise price of Two Dollars ($2) per share, and (iii) royalties equal to Twenty Percent (20%) of the net income (revenue minus expenses) received by the Purchaser in connection with the assets purchased from RWIP (in order to calculate this amount the revenue and expenses related to the RWIP assets will be calculated separately from our other business assets).  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and each of the investors was either accredited or sophisticated and familiar with our operations.

On April 29, 2010, pursuant to the confirmed Plan of Reorganization of AP Corporate Services, Inc. (the “Debtor”) we issued 1,085,000 shares of our common stock to 93 shareholders by order of the U.S. Bankruptcy Court for the Central District of California.  The Court ordered the incorporation of the Company, the assignment to us of the plans to establish a website services provider, and ordered the above securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor and in order to enhance the creditors’ opportunity for recovery.  The shares were issued in exchange for claims against the estate of AP Corporate Services, Inc. and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S. Code), and were therefore issued without restrictive legend. In addition, we may have also relied upon section 3(a)(7) of the Securities Act of 1933 as a transaction ordered by a court as part of a bankruptcy reorganization.

On April 29, 2010, pursuant to the confirmed Plan of Reorganization of the Debtor we also issued warrants to purchase 5,000,000 shares of our common stock, where were also distributed to creditors of the Debtor as part of the confirmed Plan of Reorganization.  The warrants consist of 1,000,000 “A Warrants” each convertible into one share of our common stock at an exercise price of $1.00; 1,000,000 “B Warrants” each convertible into one share of our common stock at an exercise price of $2.00; 1,000,000 “C Warrants” each convertible into one share of our common stock at an exercise price of $3.00; 1,000,000 “D Warrants” each convertible into one share of our common stock at an exercise price of $4.00; and 1,000,000 “E Warrants” each convertible into one share of our common stock at an exercise price of $5.00. All warrants are currently exercisable and may be exercised at any time prior to January 4, 2014.  The warrants were issued in exchange for claims against the estate of AP Corporate Services, Inc. and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S. Code), and were therefore issued without restrictive legend. In addition, we may have also relied upon section 3(a)(7) of the Securities Act of 1933 as a transaction ordered by a court as part of a bankruptcy reorganization.

On April 29, 2010 we issued 10,040,000 restricted shares of our common stock. Of the shares, 10,000,000 shares were issued to our former President, Kenneth S. Barton; the total consideration paid for these shares was $30,000 or approximately $0.003 per share.  On the same date we issued 10,000 shares to our Secretary and Treasurer, Anthony Turnbull, and a total of 30,000 shares to two attorneys in exchange for services rendered.  All these shares were issued with a restrictive legend in accordance with Rule 144.  We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuance.

ITEM 5.06         CHANGES IN COMPANY SHELL STATUS

New Horizon Transaction

On December 8, 2010, we entered into an Asset Purchase Agreement with New Horizon, Inc., a Texas corporation (the “New Horizon Agreement”).  On December 9, 2010, the transactions contemplated by the New Horizon Agreement closed (the “Closing”).  Pursuant to the Agreement, we acquired certain assets from New Horizon, including the right to receive any proceeds New Horizon is entitled to receive from the sale of the Myself® pelvic muscle trainer.  The calculation of the amounts we are entitled to receive from the sales of the Myself® pelvic muscle trainer are listed on Exhibit A to the New Horizon Agreement, which is attached hereto as Exhibit 10.8.

RWIP Transaction

On December 10, 2010, we entered into an Asset Purchase Agreement with RWIP, LLC, an Oregon limited liability company (the “RWIP Agreement”).  On December 13, 2010, the transactions contemplated by the RWIP Agreement closed (the “Closing”).  Pursuant to the Agreement, we acquired certain assets from RWIP, including a patent for a revolutionary tampon applicator.  The description of the actual assets is listed on Exhibit A to the RWIP Agreement, which is attached hereto as Exhibit 10.11.

Under the RWIP Agreement, as consideration for the Asset, we agreed to issue the following: (i) a convertible promissory note in the principal amount of One Hundred Twenty Five Thousand Dollars ($125,000), convertible into our common stock at the conversion ratio of One Dollar Fifty Cents ($1.50) per share, (ii) a warrant to purchase One Hundred Fifty Thousand (150,000) shares of our common stock, restricted in accordance with Rule 144, with an exercise price of Two Dollars ($2) per share, and (iii) royalties equal to Twenty Percent (20%) of the net income (revenue minus expenses) received by the Purchaser in connection with the assets purchased from RWIP (in order to calculate this amount the revenue and expenses related to the RWIP assets will be calculated separately from our other business assets).

Consulting Agreement

On December 13, 2010, we entered into a Consulting Agreement with RWIP, LLC, under which RWIP, LLC is to provide a variety of services, including developing, testing and selling products based on our medical applicator technology.  Under the terms of the agreement, we are obligated to pay RWIP, LLC, an upfront $30,000 retainer and then $10,000 per month cash for the next twelve (12) months, assuming certain threshholds are met by RWIP with regards to developing the assets.

As a result of these transactions we acquired assets, and started operations, sufficient to cease being a shell company, as defined in Rule 12b-2.  Additional information regarding these transactions and the assets are contained herein.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired

We are not required to provide financial statements under this Item 9.01(a).

(b)           Pro Forma Financial Information

We are not required to provide financial statements under this Item 9.01(b).

(c)           Exhibits

2.1 (1)	Plan of Reorganization of AP Corporate Services, Inc.

3.1 (1)	Articles of Incorporation of I-Web Media, Inc. filed April 29, 2010

3.2 (1)	Bylaws of I-Web Media, Inc.

10.1 (1)	Form of “A” Warrant

10.2 (1)	Form of “B” Warrant

10.3 (1)	Form of “C” Warrant

10.4 (1)	Form of “D” Warrant

10.5 (1)	Form of “E” Warrant

10.6 (2)	Agreement to Purchase Common Stock by and between Kenneth S. Barton, Rockland Group, LLC, and I-Web Media, Inc., dated November 3, 2010

10.7 (2)	Securities Purchase Agreement by and between I-Web Media, Inc. and Rockland Group, LLC, dated November 4, 2010

10.8	Asset Purchase Agreement with New Horizon, Inc. dated December 9, 2010

10.9	Convertible Promissory Note Held by New Horizon, Inc. dated December 9, 2010

10.10	Assignment of Rights Agreement with New Horizon, Inc. dated December 9, 2010

10.11	Asset Purchase Agreement with RWIP, LLC dated December 10, 2010

10.12	Convertible Promissory Note Held by RWIP, LLC dated December 10, 2010

10.13	Warrant Agreement with RWIP, LLC dated December 10, 2010

10.14	Consulting Agreement with RWIP, LLC dated December 13, 2010

(1)        Incorporated by reference from our Registration Statement on Form 10-12G/A filed with the Commission on August 12, 2010.
(2)        Incorporated by reference from our Current Report on Form 8-K filed with the Commission on November 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2010	I-Web Media, Inc.
a Delaware corporation

/s/ James F. Groelinger
By: James F. Groelinger
Its: Chief Executive Officer